MERRILL LYNCH

MUNICIPAL INTERMEDIATE DURATION FUND

FILE # 811-21348

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
8/13/04	NJ EDA Motor Vehicles 7/1/33	807,502,355	17,900,000

Goldman Sachs

Bear Stearns

Merrill Lynch

Morgan Stanley

Wachovia

Advest

Jackson Securities

Lehman Brothers

Loop Capital Markets

PNC Capital Markets

Raymond James & Associates

RBC Dain Rauscher

Siebert Brandford Shank

Sturdivant & Co.

UBS

10/28/04	Sales Tax Asset Receivable Corp 5.25% 10/15/27	1,869,010,000	10,430,000

Goldman Sachs

Bear Stearns

Lehman Brothers

UBS

Citigroup

First Albany Capital

JP Morgan

MR Beal & Co

Merrill Lynch

Morgan Stanley

Ramirez & Co

Roosevelt & Cross

Siebert Brandford Shank & Co.

ABN AMRO Financial Services

Advest

AG Edwards & Son

Apex Pryor

Banc of America

CIBC World Markets

Commerce Capital

Fidelity Capital

First American Municipals

Jackson Securities

Janney Montgomery Scott

Legg Mason Wood Walker

Loop Capital

Popular Securities

Prager, Sealy & Co.

Raymond James & Assoc.

RBC Dain Rauscher

Southwest Securities

Wachovia Bank